Exhibit 99.1

Joint Filing Agreement

In  accordance  with Rule  13d-1(k)(1)  promulgated  under  the  Securities Exchange Act of 1934, the  undersigned agree to the joint filing of a Statement on Schedule 13G (including  any and all amendments thereto) with respect to the Class A common stock, par value $0.01 per share, of OneWater Marine Inc., and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  September 22, 2020

The Goldman Sachs Group, Inc.

By:	/s/ Nathan R. Burby
Name: Nathan R. Burby
Title: Attorney-in-fact

Goldman Sachs & Co. LLC

By:	/s/ Nathan R. Burby
Name: Nathan R. Burby
Title: Attorney-in-fact

GSSG Holdings LLC

By:	/s/ Nathan R. Burby
Name: Nathan R. Burby
Title: Attorney-in-fact

Special Situations Investing Group II, LLC

By:	/s/ Nathan R. Burby
Name: Nathan R. Burby
Title: Attorney-in-fact